CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

DATED AS OF 2 AUGUST 2019

SAPPHIRE LEASING I (AOE 5) LIMITED
as Seller

SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY
as Seller Guarantor

WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, not in its individual capacity, but solely as owner trustee as Buyer and
CONTRAIL AVIATION SUPPORT, LLC
as Buyer Guarantor

AIRCRAFT ASSET SALE AND PURCHASE AGREEM ENT

relating to the sale and purchase of

one (1) Boeing B737-800 Aircraft with Manufacturer's Serial Number 29922

Contents

Clause    Name    Page

1	Interpretation 1

2	Representations and Warranties 1

3	Agreement to sell and purchase 2

4	Conditions Precedent/Termination of other Agreements 4

5	Purchase Price and Modifications 5

6	Delivery 8

7	Condition of Aircraft 9

8	Further Provisions 11

9	Law and Jurisdiction 16

10	Brokers and other Third Parties 1
Schedule    Name    Page

1	Aircraft 19

2	Lease Documents 20

3	Definitions 21

4	Conditions Precedent 25
4    Part 1 Seller Conditions Precedent        25

4	Part 2 Buyer Conditions Precedent 26

5	Representations and Warranties 28
5    Part 1 Seller's Representations and Warranties    28

5	Part 2 Buyer's Representations and Warranties 29

6	Bill of Sale 31

7	Acceptance Certificate 33

8	Form of Third Aircraft Lease Amendment Agreement 35

DATED AS OF 2 August 2019 PARTIES

(1)	SAPPHIRE LEASING I (AOE 5) LIMITED, a company incorporated under the laws of Ireland whose registered office is c/o PAFS Ireland Limited, Shannon Business Park, Shannon, Co. Clare, Ireland ("Seller");

(2)
SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares incorporated under the laws of the Ireland and whose registered office is Number One Ballsbridge, Building 1, Shelbourne Road, Ballsbridge, Dublin 4, Ireland ("Seller Guarantor");

(3)
WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, not in its individual capacity, but solely as owner trustee, and having its principal place of business at Fourth Floor, 3 George’s Dock, IFSC, Dublin 1, D01 X5X0, Ireland("Buyer"); and

(4)
CONTRAIL AVIATION SUPPORT, LLC, a limited liability company organized under the laws of the State of North Carolina and having its principal place of business at 435 Investment Court, Verona, Wisconsin 53593 ("Buyer Guarantor").

IT IS AGREED as follows

1	INTERPRETATION

1.1	Definitions

In this Agreement capitalised words and expressions have the meaning specified in Schedule 3 (Definitions), except where the context otherwise requires.

1.2	Construction

Headings are to be ignored in construing this Agreement and unless the contrary intention is stated, a reference to:

(a)
each of "Seller", "Buyer" or any other Person includes, without prejudice to the provisions of this Agreement or any Transaction Document restricting transfer or assignment, any permitted successor, transferee or assignee;

(b)	words importing the plural shall include the singular and vice versa;

(c)	any document, other than the Lease Documents, shall include that document as amended, novated, assigned or supplemented;

(d)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement; and

(e)	any Law, or to any specified provision of any Law, is a reference to such Law or provision as amended, substituted or re-enacted.

2	REPRESENTATIONS AND WARRANTI ES

2.1	Seller Representations and Warranties

Seller represents and warrants to Buyer with respect to itself and the Asset being sold by it that the statements contained in Schedule 5, Part 1(Seller's

Representations and Warranties) are at the date hereof, and on the Delivery Date will be (by reference to the facts and circumstances then subsisting), true and accurate.

2.2    Buyer Representations and Warranties

Buyer represents and warrants to Seller that the statements contained in Schedule 5, Part 2 ( Buyer's Representations and Warranties) are at the date hereof, and on the Delivery Date will be (by reference to the facts and circumstances then subsisting), true and accurate.

3	AGREEMENT TO SELL AND PURCHASE

3.1	Agreement

Subject to and in accordance with the provisions of this Agreement and the other Transaction Documents:

(a)	Seller agrees to sell the Asset to Buyer, and Buyer agrees to purchase the Asset from Seller in an "as is, where is" condition; and

(b)
Seller shall pass to Buyer on the Delivery Date good and marketable title in and to the Asset with full title guarantee, free and clear of all Security Interest other than the Lease and any Permitted Liens. Title to the Asset shall pass to Buyer in accordance with Clause 6.1 (Delivery), provided that, for the avoidance of doubt, Seller shall not be under any obligation hereunder to transfer, sell, assign, convey or deliver any Excluded Property to Buyer. From and after Delivery, Seller shall be released from all obligations under the Lease Documents (to the extent applicable) except for such liabilities, claims against and obligations of Seller under any of the Lease Documents arising solely as a result of events or circumstances occurring prior to the Delivery; and from and after Delivery, Buyer shall assume all of the other liabilities and obligations of Seller under the Lease Documents.

3.2	Registration

In accordance with the provisions of the Transfer Agreement in respect of the Asset, the Seller and Buyer shall deliver, or procure that the Lessee delivers, to the Aviation Authority such documents required to be delivered by it in order to register the Aircraft in the name of Buyer as owner, on the aircraft register maintained by the Aviation Authority.

3.3	Security Interests; Condition at Delivery

3.3.1
The Asset shall as of the Delivery Date be delivered to Buyer in, and the Aircraft shall as of Delivery Date be in, "as is, where is" condition and shall be free and clear of all Security Interests other than the Lease and Permitted Liens.

3.4	Passage of Title and Risk

Risk of loss or destruction of the Aircraft and related Asset shall pass to Buyer upon Delivery in respect of the Asset.

3.5	Inspection

3.5.1
IBuyer elects to inspect the Aircraft, the obligation of Buyer to purchase the related Asset shall be subject to completion of a satisfactory inspection of the Aircraft in accordance with Clause 3.5.2 on or prior to the Inspection Completion Date.

3.5.2
At Buyer's request, the Seller shall use reasonable efforts to procure Lessee's cooperation to facilitate a physical inspection of the Aircraft (including for the avoidance of doubt, the Aircraft Documents which are in the Seller's possession or as otherwise made available by the Lessee, including but not limited to back-to-birth records) by Buyer. If Buyer elects to inspect the Aircraft, Buyer (or its representative(s)) shall perform a general visual inspection of the Aircraft in the presence of the Seller (or its representative(s)) as soon as reasonably practicable after the execution of this Agreement and in any event on or before the Inspection Completion Date. Any such inspection shall be carried out in accordance with the terms of the Lease and this Agreement. Buyer shall promptly notify Seller (and in any event within five (5) Business Days following completion of such inspection) if, following inspection, the Buyer is not satisfied with its inspections (acting in good faith), whereupon Buyer and Seller shall enter into good faith discussions with a view to mutually agreeing a resolution to such unsatisfactory conditions which were identified during such inspection.

3.5.3
If, following good faith discussions in accordance with Clause 3.5.2, such unsatisfactory condition cannot be resolved to the satisfaction of Buyer, Buyer may terminate its obligation to purchase the Asset from the Seller by written notice to Seller, whereupon, (i) none of the parties hereto shall have any further obligation or liability with respect to the Asset under this Agreement to any of the other parties hereto; and (ii) the Seller shall return the Commitment Fee to Buyer within five (5) Business Days from the date of such notice from Buyer.

3.5.4
Buyer hereby confirms that it has received copies of all the Lease Documents for the Asset and has completed its review thereof, and confirms as of the date hereof to Seller that such Lease Documents are satisfactory in all respects to Buyer. Buyer acknowledges that Buyer has no rights or claims whatsoever against either Seller or the Lessor, in each case in respect of the terms of the Lease Documents (other than as expressly set out in to Clause 2.1 (Seller Representations and Warranties) of this Agreement).

3.6	Total Loss and Material Damage

3.6.1
If before Delivery of the Asset has been completed pursuant to this Agreement, the Aircraft suffers a Total Loss or damage with a repair cost in excess of $[ ] ("Material Damage"), then the Seller shall, promptly after it has become aware of such Total Loss or Material Damage, notify Buyer in writing of such Total Loss or Material Damage and effective upon the issuance of such notice, the rights and obligations of the parties hereunder and under any other Transaction Documents in respect of the Aircraft suffering a Total Loss or Material Damage and the Asset shall be discharged so that no party shall have any further obligation or liability to any other party in respect of such Aircraft or Asset, save that the Seller shall pay to Buyer the Commitment Fee in respect of such Asset within five (5) Business Days from such notice. For the avoidance of doubt, Seller shall be entitled to receive and retain any insurance proceeds which are paid in relation to the Total Loss.

4	CONDITIONS PRECEDENT/TERMINATION OF OTHER AGREEMENTS

4.1	Seller Conditions

4.1.1
The obligation of Seller to sell the Asset to Buyer shall be subject to fulfilment of each of the Seller Conditions Precedent on or prior to the Delivery Date (except to the extent that the Seller agrees in writing in its absolute discretion to waive or defer any such condition).

4.1.2
The Seller Conditions Precedent have been inserted for the benefit of the Seller and may be waived in writing, in whole or in part and with or without conditions, by the Seller without prejudicing the right of the Seller to receive fulfilment of such conditions, in whole or in part, at any later time.

4.1.3
If any of the Seller Conditions Precedent remain outstanding on the Final Delivery Date and are not waived or deferred in writing by the Seller, then Seller may at any time after 5pm New York time on the Final Delivery Date terminate its obligation to sell the Asset to Buyer by written notice to Buyer, whereupon none of the parties hereto shall have any further obligation or liability with respect to Asset under this Agreement to any of the other parties hereto except with respect to return of the Commitment Fee, if applicable.

4.2	Buyer Conditions

4.2.1
The obligation of Buyer to purchase the Asset shall be subject to fulfilment of the Buyer Conditions Precedent on or prior to the Delivery Date (except to the extent that Buyer agrees in writing in its absolute discretion to waive or defer any such condition).

4.2.2
The Buyer Conditions Precedent have been inserted for the benefit of Buyer and may be waived in writing, in whole or in part and with or without conditions, by Buyer without prejudicing the right of Buyer to receive fulfilment of such conditions, in whole or in part, at any later time.

4.2.3
If any of the Buyer Conditions Precedent remain outstanding on the Final Delivery Date and are not waived or deferred in writing by Buyer, then Buyer may at any time after 5pm New York time on the Final Delivery Date terminate its obligation to purchase the Asset from the Seller by written notice to Seller, whereupon none of the parties hereto shall have any further obligation or liability with respect to the Asset under this Agreement to any of the other parties hereto except with respect to return of the Commitment Fee, if applicable.

4.3	Breach

4.3.1
IIf at any time Buyer, Buyer Guarantor, Seller, or Seller Guarantor (as applicable) breaches this Agreement then (i) Seller (in the case of a breach by Buyer or Buyer Guarantor) shall be entitled by written notice to Buyer, or (ii) Buyer (in the case of a breach by Seller or Seller Guarantor) shall be entitled by written notice to Seller, to terminate this Agreement, whereupon (A) none of the parties hereto shall have any further obligation or liability hereunder; and (B) this Agreement shall be terminated except with respect to obligations concerning the return of the Commitment Fee, if applicable.

4.3.2
If, at any time prior to (x) the Delivery contemplated hereunder and (y) the delivery of the asset pursuant to the Sun Country SPA, any party to the Sun Country SPA breaches the Sun Country SPA then (i) Seller (in the case of a breach by ‘Buyer’ or ‘Buyer Guarantor’ under the Sun Country SPA) shall be entitled by written notice to

Buyer, or (ii) Buyer (in the case of a breach by 'Seller' under the Sun Country SPA) shall be entitled by written notice to Seller, to terminate this Agreement, whereupon
(A) none of the parties thereto shall have any further obligation or liability thereunder; and (B) this Agreement shall be terminated except with respect to obligations concerning the return of the Commitment Fee, if applicable. For any termination pursuant to this Clause 4.3.2 to be valid and effective, the written notice to terminate both this Agreement and the Sun Country SPA must be given to the respective parties thereto simultaneously.

5	PU RCHASE PRICE AND MODIFICATIONS

5.1	Amount

5.1.1	The base purchase price for the Asset shall be the amount specified in Schedule 1 (Aircraft and Sale/Purchase Details) (the "Base Purchase Price").

5.1.2	The Base Purchase Price payable for the Asset shall, if applicable, be adjusted in accordance with Clause 5.2 (Amount of Purchase Price).

5.2	Amount of Purchase Price

5.2.1	If Delivery of the Asset occurs after the Economic Closing Date, the Base Purchase Price of the Asset shall be:

(a)
increased by an amount equal to [ ] percent ([ ]%) per annum of the Base Purchase Price (calculated based on a 30/360 day count basis) for the period commencing on (and including) the day immediately succeeding the Economic Closing Date and ending on (and including) the day immediately preceding the Delivery Date, pro-rated for the number of days elapsed in such period; and

(b)
decreased by an amount equal to the Rent in respect of the Aircraft that accrued to or was received by the Lessor under the Lease in respect of the period commencing on (and including) the day immediately succeeding the Economic Closing Date and ending on (and including) the day immediately preceding the Delivery Date.

5.3	Payment of Purchase Price

5.3.1
Subject to the provisions of this Agreement, on the Delivery Date, Buyer shall cause the Escrow Agent to pay to the Seller the Net Purchase Price for the Asset contemporaneously with the release of the Transaction Document(s) to Buyer.

5.4	Payments

5.4.1
All payments by any party to any other party under this Agreement and the other Transaction Documents will be made for value on the due date in US Dollars and in immediately available funds by wire transfer to:

(a)	in the case of Seller:

Bank Name: SWIFT: ABA:
For credit to: Account No.: Quote Ref:

Wells Fargo Bank, N.A.
[ ]
[ ]
Corporate Trust Lease Group
[ ]
FFC [ ], MSN 29922

or such other account as Seller may from time to time advise to Buyer by not less than five (5) Business Days' prior written notice; and

(b)	in the case of Buyer:

Bank:
SWIFT Code: ABA No.:
Account Number: Account Name: Payment Reference:

Old National Bank
[ ]
[ ]
[ ]
Contrail Aviation Leasing, LLC MSN 29922

or such account as Buyer may from time to time advise Seller by not less than five (5) Business Days' prior written notice.

5.4.2
No payment shall be considered made by a party hereto until it is received in the account of the relevant other party pursuant to Clause 5.4.1. Promptly upon becoming aware of receipt of the Purchase Price, the Seller will confirm receipt to Buyer.

5.4.3	The time of payment shall be of the essence of this Agreement.

5.5	No Withholdings

5.5.1
Save as specifically provided in Clause 5.7.3, all payments in respect of the Purchase Price of the Asset made or to be made by Buyer under this Agreement shall be made in full without set off or counterclaim whatsoever.

5.5.2
All payments to be made under this Agreement and the other Transaction Documents by any of the parties hereto or thereto shall be made in full without any deduction or withholding in respect of Taxes or otherwise unless the deduction is required by Law, in which event such paying party shall:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)
promptly pay to the other party entitled to receive the relevant payment such additional amount so that the net amount received by such other party will equal the full amount which would have been received by it had no such deduction or withholding been made;

(c)
pay to the relevant taxation authority or other authorities within the period for payment permitted by Law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause); and

(d)
if requested, provide such other party, within the period for payment permitted by the relevant Law, with an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld or if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

5.6	Taxes and Tax Reporting

5.6.1
All sales, use, excise, customs, consumption, registration, documentary, property, stamp, transfer, value added, gross receipts or other similar taxes, duties, fees, levies, imposts, charges deductions or withholdings, together with any assessments, surcharges, penalties, fines, additions to tax or interest thereon, but excluding any taxes, duties or fees imposed on, based on or measured by the net income, profits, or capital gains of Seller (collectively, "Transfer Taxes"), however or wherever imposed (whether imposed upon Buyer, Seller, the Asset or on all or part of the Aircraft or the Engines) by any Government Entity or taxing authority in connection with the sale or purchase of the Asset under this Agreement, the execution of any Transaction Document or the transactions contemplated thereby shall be for the sole cost and account of Buyer and Buyer shall, on demand of Seller, indemnify and hold harmless, on an after-Tax basis, Seller from and against any and all such Transfer Taxes and any liability in respect thereof.

5.6.2
If any Transfer Taxes are payable (or assessed or imposed by the relevant taxing authority) in respect of any amount payable by Buyer under this Agreement, then Buyer must (promptly on request by Seller) pay all such Transfer Taxes and indemnify Seller, as applicable, against any claims for the same, including, without limitation, attorneys' fees and all other legal expenses incurred in advising on and defending any such claims (and where appropriate, Buyer shall increase the payments which would otherwise be required to be made hereunder so that the Seller is left in the same position as Seller would have been in had no Transfer Tax been payable) and Buyer shall provide evidence to Seller, if available, in respect of payment of any such Transfer Tax. For the avoidance of doubt, all amounts payable under the Transaction Documents are stated exclusive of value added tax, sales taxes or any similar tax or duty.

5.7	Commitment Fee, Security Deposit, and Prepaid Rent

5.7.1
The Seller hereby acknowledges receipt of the LOI Amount. Buyer shall pay the balance of the Commitment Fee, taking into account the payment of the LOI Amount, immediately upon execution of this Agreement. The Commitment Fee shall only be refunded to Buyer, free and clear of any set-off, counterclaim or any other deduction and within five (5) Business Days of written request from Buyer, if one or more of the following events or circumstances occurs:

(a)	the Aircraft suffers a Total Loss;

(b)	Seller breaches its obligation(s) under this Agreement and as a consequence Buyer exercises its right to terminate this Agreement pursuant to Clause 4.3.1;

(c)
'Seller' under the Sun Country SPA breaches its obligation(s) under the Sun Country SPA and as a consequence 'Buyer' under the Sun Country SPA exercises its rights to terminate this Agreement and the Sun Country SPA pursuant to Clause 4.3.2; or

(d)	Delivery of the Asset fails to occur before the Final Delivery Date, save where such failure is caused by Buyer's breach of its obligation(s) under this Agreement.

5.7.2
The Seller shall, on Delivery of the Asset, procure that the following amounts related to the Asset are paid to Buyer: any Prepaid Rent, Maintenance Reserves, and Security Deposit to the extent then held by Lessor or Seller at the Delivery Date.

5.8    Late Receipt of Rent

IIf after Delivery has occurred in relation to the Asset, the Lessor receives from the Lessee in respect of the Asset any amount of Rent payable by Lessee pursuant to the Lease (notwithstanding the Transfer Agreement), the Seller shall procure that such Rent is promptly and, in any case, within five (5) Business Days, paid to Buyer (or at the request of Buyer, to the Lessor) and pending such payment the same shall be held in trust for Buyer.

5.9	Escrow Agreement and Netting Letter

5.9.1
To facilitate payment on the Delivery Date in respect of the Asset, Buyer, Seller and Escrow Agent will enter into an Escrow Agreement to facilitate payment of the Net Purchase Price and release of the relevant Transaction Documents to Buyer. The Buyer's obligation under Clause 5.3.1 shall be deemed satisfied when the Seller receives the Net Purchase Price from Escrow Agent. To further facilitate payment on the Delivery Date, the Buyer, the Seller and the Lessor will enter into a netting letter (a "Netting Letter") such that an amount equal to the sum of the following related to the Asset:

(a)	the Commitment Fee;

(b)	any Maintenance Reserves;

(c)	any Security Deposit; and

(d)	any Prepaid Rent,

shall be netted from the Purchase Price. The amount calculated pursuant to the prior sentence is referred to herein as the "Net Purchase Price". When Seller receives the Net Purchase Price from the Escrow Agent in satisfaction of the Buyer's obligation under Clause 5.3.1, the Seller shall be deemed to be discharged of its obligation under Clause 5.7.2 to procure the payment of the relevant amount to Buyer.

5.10    Maintenance Reserve Claims

Buyer and Seller hereby agree that, unless otherwise represented by Seller in Schedule 5 hereto, from and after the Delivery Date, Seller shall have no liability to Lessee or Buyer for any Maintenance Reserve Claim and all Maintenance Reserves (in accordance with Clause 5.9.1(b) hereof), except in the event of a breach of the representations regarding Maintenance Reserve Claims under Schedule 5 by the Seller in which case the Seller shall be liable to the extent of such breach.

6	DELIVERY

6.1	Delivery

Subject to satisfaction (or waiver or deferral with the agreement in writing of the Seller) of the Seller Conditions Precedent, the Seller shall tender the Asset for Delivery and effect the transfer to Buyer of good and marketable title in and to such Asset with full title guarantee, on the Delivery Date by execution and delivery to Buyer of a Bill of Sale.

Simultaneously with the delivery of a Bill of Sale, good and marketable title in and to the Asset will pass, with full title guarantee, from the Seller to Buyer, free and clear of all Security Interests other than the Lease and any Permitted Liens, but Buyer acknowledges that the Aircraft (including the Aircraft Documents) will, upon and following such transfer, remain in the possession of the Lessee and the Seller shall not be obliged to give or effect physical delivery of the Aircraft (including the Aircraft Documents) to Buyer. The Buyer's acceptance of the transfer of the Asset contemplated hereby shall be evidenced by its signature to the Acceptance Certificate.

6.2	Delivery Date

The parties hereto shall each use all commercially reasonable efforts to ensure that Delivery takes place while the Aircraft: is at the Delivery Location on or about the Target Transfer Date but in any event no later than the Final Delivery Date.

7	CONDITION OF AIRCRAFT

7.1	Disclaimers

7.1.1
THE ASSET IS BEING SOLD AND DELIVERED WHILE THE RELATED AIRCRAFT, EACH RELATED ENGINE AND EACH RELATED PART IS "AS IS" AND "WHERE IS", AND WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF SELLER EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (AND THE BILL OF SALE); AND

7.1.2
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING BUYER UNCONDITIONALLY AGREES THAT AS BETWEEN ITSELF, AND THE SELLER THAT THE ASSET IS TO BE SOLD AND PURCHASED WHILE ITS RELATED AIRCRAFT, EACH RELATED ENGINE AND EACH RELATED PART THEREOF IS IN AN "AS IS, WHERE IS" CONDITION AS AT THE DELIVERY DATE, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DATE PROCESSING, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF ANY AIRCRAFT DOCUMENTS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS; AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE BILL OF SALE, ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

7.2	Acceptance Certificate

Delivery of the Acceptance Certificate by Buyer to Seller shall be conclusive proof as between each of the parties hereto that Buyer has examined and investigated the Asset and related Aircraft: and each part thereof and that such Asset and such Aircraft and each part thereof is in every way satisfactory to Buyer.

7.3	Lessee and the Lease; Transfer Agreements

7.3.1
Buyer hereby confirms that it has completed its due diligence in relation to the Lease Documents with respect to the Asset and that it is satisfied in all respects with the Lease Documents with respect to the Asset. Without prejudice to any representation and/or warranty made to Buyer in this Agreement or any other Transaction Document by Seller, Buyer acknowledges that it has been and will be solely responsible for making its own independent investigation and appraisal of the operations, financial condition, creditworthiness, status and affairs of Lessee, and of the provisions of the Lease and the other Lease Document in respect of the Asset, and has not relied, and will not at any time rely, on the Seller:

(a)	to provide Buyer with any information relating to any such matters; or

(b)
to check or enquire into the adequacy, accuracy or completeness of any information provided by Lessee pursuant to or in relation to the Lease or the other Lease Documents applicable to the Asset or Lessee; or

(c)	to assess or keep under review any of such matters.

7.3.2
Buyer and Seller shall act reasonably and in good faith to negotiate the terms of a Transfer Agreement with the Lessee with the intention of executing them as soon as possible and, in any event, with the understanding that they must be fully executed before the Final Delivery Date; provided that, notwithstanding any other term herein, neither party shall be obligated to execute a Transfer Agreement unless the Lessee has agreed to commercially reasonable terms. No Transfer Agreement shall materially increase any Lessee's liabilities or obligations under the Lease, based on current laws in effect at the time of the Delivery; provided that an increase in the number of indemnified parties or additional insureds shall not constitute or be considered as contributing to an increase in Lessee's obligations thereunder.

7.4	Liability Insurance

7.4.1	With effect from Delivery of the Asset, Buyer agrees for the benefit of each Additional Insured in respect of the Asset that:

(a)
Buyer shall use commercially reasonable efforts to procure that for a period of two (2) years after the Delivery Date (or, if earlier, until the next heavy maintenance check of the Aircraft is performed or such Lease is terminated) in respect of the Aircraft, that Lessee shall name the Seller, and all other Additional insureds in respect of such Aircraft as additional insureds on any liability insurance (and reinsurance) in respect of such Aircraft pursuant to the Lease; and

7.4.2
If (a) the Lease in respect of the Asset is terminated, including as a result of redelivery at the end of the Lease term, (b) Buyer sells the Asset or Aircraft to any Person or (c) Lessee fails to perform any of its obligations under the Lease in relation to liability insurance for such Aircraft (including any obligation to name an Additional Insured in respect of such Aircraft on the liability insurance), then Buyer shall notify the Seller in writing of any such event or circumstance promptly upon becoming aware of it. Notwithstanding any other term under this Section 7.4, if the Aircraft has been permanently removed from service, then Buyer's sole insurance obligation shall be to maintain product liability insurance coverage in favour of the Additional Insureds for an amount not less than ten million Dollars ($10,000,000). If the Asset has not been permanently removed from service, for a period of two (2) years after the Delivery Date (or, if earlier, until the next heavy maintenance check of the Aircraft is performed on that Aircraft), Buyer shall maintain or procure that there is maintained Aircraft Third Party, Property Damage, Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability insurance in respect of the Aircraft for a combined single limit (bodily injury/property damage) of an amount not less than five hundred million Dollars ($500,000,000) for any one occurrence and in the aggregate in respect to products liability with the Additional Insureds in respect of the Aircraft each named as an additional insured. With effect from Delivery of the Asset, the Buyer shall, on the request of the Seller, deliver to such Seller in respect of the Asset a copy of the certificate of insurance in respect of the related Aircraft and in respect of the insurance referred to in Clause 7.4.1, and upon expiration or cancellation of any such certificate, shall on request by the Seller, promptly provide such Seller with a copy of any renewal or replacement certificate thereof in respect of the insurance (and reinsurance) referred to in Clause 7.4.1.

8	FURTHER PROVISIONS

8.1	Benefit of Agreement

No party shall assign or transfer all or any of its rights and/or obligations under this Agreement without the prior written consent of Seller (in the case of any assignment or transfer by Buyer) or Buyer (in the case of any assignment or transfer by a Seller), except that Buyer may, without the prior written consent of any Seller, assign all or any of its rights under the Transaction Documents to any financier to whom Buyer, its shareholder or its affiliate has granted a Security Interest in the Asset and/or the related Aircraft or related Lease.

8.2	Counterparts

This Agreement may be executed in any number of separate counterparts and each counterpart shall when executed and delivered be an original document but all counterparts shall together constitute one and the same instrument.

8.3    Waivers and Variation

Rights of a party arising under this Agreement or the general law shall not be waived or varied unless done expressly in writing and only then in that specific case, on that specific occasion and on any terms specified.

8.4    Third Party Rights

A Person who is not a party to this Agreement has no direct right under this Agreement or otherwise to enforce any term of this Agreement nor to object or be consulted about any amendments to this Agreement.

8.5    Notices

Any notice, request, demand or other communication in connection with this Agreement shall be given in writing and in English. A notice, request, demand or other communication shall be delivered personally or by registered post, internationally recognised express courier service, email or facsimile as detailed below (or as otherwise notified by the receiving party from time to time). A notice, request, demand or other communication shall be deemed received, if posted, three
(3) days after it is mailed; if sent by hand or courier, when it is delivered; if faxed, when the fax is sent and the sender receives a successful transmission report; and, if by email, when the sender receives a successful delivery receipt.

To the Seller:

c/o PAFS Ireland Limited
Unit 5, Block 1
Shannon Business Park Shannon
Co. Clare
Ireland

Fax:    +353 61 475 52
Email: sapphire@phxa.com
Attention:     The Directors

With a copy to:

Number One Ballsbridge Building 1
Shelbourne Road Dublin 4
Ireland

Fax:    +353 1485 3242
Email:    notices@avolon.aero
Attention:    The Directors

To Seller Guarantor at:

Number One Ballsbridge Building 1
Shelbourne Road Dublin 4
IIreland

Fax:    +353 1485 3242
Email:     notices@avolon.aero
Attention:    The Directors

To Buyer at:

Wilmington Trust SP Services (Dublin) Limited Fourth Floor,
3 George's Dock,
IFSC, Dublin 1, DO1 X5XO,
Ireland

Email:    ireland@wilmingtontrust.com With Copy To:
Contrail Aviation Support, LLC
435 Investment Court
Verona, Wisconsin 53593
Fax:    +1-808-848-8101

Attention:    Joe Kuhn
Email:    joe@contrail.com

To Buyer Guarantor:

Contrail Aviation Support, LLC
435 Investment Court
Verona, Wisconsin 53593
Fax:    +1-808-848-8101
Attention:    Joe Kuhn
Email:    joe@contrail.com

8.6	Invalidity of any Provision

If any provision of this Agreement becomes invalid, illegal or unenforceable under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

8.7	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto in relation to the sale and purchase of the Asset and supersedes all previous proposals, representations, agreements and other written and oral communications in relation thereto.

8.8	Costs and Expenses

8.8.1
Except where this Agreement states differently, each party shall bear its own fees, costs and expenses (including but not limited to, fees of legal counsel, accounting, tax and insurance advisors and equipment appraisers) arising out of or in connection with this Agreement; provided that with respect to the Asset:

(a)
The Seller shall pay any and all of the costs and expenses incurred by Lessee in connection with the Transfer Agreement (including but not limited to any novation or assumption agreement) this Agreement (including, but not limited to, its legal costs, costs incurred by such Lessee in facilitating any inspection referred to in Clause 3.5 (Inspection) (all such costs "Lessee Costs"), but excluding any costs and expenses solely incurred in connection with (if applicable) Buyer's financing and/or security requirements ("Financing Costs")). For avoidance of doubt, Financing Costs are not Lessee Costs;

(b)	IIIf applicable, Buyer shall pay [ ]% of any Financing Costs incurred by Lessee for which the Lessee is entitled to reimbursement pursuant to the terms of the Lease;

(c)
The Buyer shall bear the cost of any legal opinions requested by Lessee in respect of Buyer or any guarantor of Buyer's or any Lessor's obligations for the period following Delivery or any Cape Town Convention registrations to which Lessee is entitled pursuant to the terms of the Lease (if at all) and the Seller shall bear the cost of any legal opinions that may be required relating to Seller to which Lessee is entitled pursuant to the terms of the Lease; and

(d)	Buyer and Seller shall bear the fees and costs of Escrow Agent in respect of the Escrow Agreement on a 50/50 basis.

8.8.2
Subject to Clause 8.8.1, Seller and Buyer will each co-operate reasonably with the other to lawfully eliminate or minimise the imposition upon the other party of any costs arising out of the sale of such Asset pursuant to this Agreement (including, without limitation, arranging for the Delivery Location in respect of the related Aircraft to be in a jurisdiction where the imposition of such costs are lawfully eliminated or minimised) and/or in connection with the related amendment of any of the Lease Documents, and Seller shall use reasonable commercial endeavours to procure co-operation by the Lessee in connection therewith.

8.9    Further Assurances

Each party hereto agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested in writing by any other party hereto to establish, maintain and protect the rights and remedies of the parties hereto and to carry out and effect the intent and purpose of this Agreement.

8.10	Registrations, Filings and the Cape Town Convention

8.10.1
The Seller and Buyer hereby agree that they will cooperate with each other in order to complete all registrations and filings, and to execute any and all documents as may reasonably be requested by any other party to this Agreement in order for such party to apply for any exemption from, reduction of, or credit for, any Taxes arising as a consequence of this Agreement or the transactions contemplated by this Agreement that may be available under applicable law, or that may reasonably be requested by any other party to this Agreement in order for such party to document or evidence any such exemption, reduction, refund or credit that may be available under applicable law, provided that nothing in this Clause 8.10.1 shall oblige any party to take any action or other step which that party, acting reasonably, determines would be prejudicial to its interests.

8.10.2
Buyer shall bear all costs and expenses, including any duties or fees payable (a) to the Air Authority in connection with qualifying to own the Asset, (b) in connection with the registration of Buyer's and/or Lessor's (as applicable) interests in the Aircraft and the Lease (and related documents) with the International Registry, and for any legal opinions that may be required relating to Cape Town Convention filings or filings with any Aviation Authority, or (c) in connection with Buyer's financing.

8.10.3
Buyer agrees that it will not, and it will procure that no financier of Buyer will, register an interest (or prospective interest) at the International Registry or make any other security registration in relation to the Aircraft until after Delivery of the Asset.

8.10.4
The Seller agrees and covenants that it will at or immediately after the Delivery procure that any interests filed at the International Registry or other security filings in respect of the interests of such Seller, or the financiers of such Seller in relation to the Aircraft are discharged at the time of Delivery.

8.11	Waivers, Rights Cumulative

8.11.1
No failure or delay on the part of any party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.11.2
Nothing contained in this Agreement shall be construed to limit in any way any right, power, remedy or privilege of any party thereunder or how or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of each party under this Agreement (a) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under this Agreement or at law or in equity, (b) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by such party, and (c) shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other.

8.12	Survival

All indemnities, representations, warranties, undertakings and covenants of Seller and Buyer shall survive, and remain in full force and effect, notwithstanding the expiration or other termination or completion of this Agreement or the transactions contemplated hereby.

8.13	Co-operation with Financiers

The Seller acknowledges and agrees that Buyer may obtain financing from third parties in order to fund its acquisition of the Asset hereunder. The Seller agrees that it shall, at no cost to itself, use reasonable efforts to co-operate with Buyer in relation to any such financing that Buyer may seek to arrange, provided that Buyer shall provide such Seller with reasonable advance written notice of any request for additional documentation.

8.14	Confidentiality

This Agreement and the terms and conditions contained herein shall be and remain strictly privileged and confidential between Buyer, Buyer Guarantor, Seller and Seller Guarantor, and shall not be discussed, revealed, disseminated or divulged to the media or general public, or to any other third party, without the express prior written consent of each other party hereto, except that:

(a)	Buyer may disclose any relevant term to any of its potential financiers, solely for the purpose of such potential financier financing the purchase of the Asset;

(b)	Buyer may disclose any relevant term to its insurers for the purpose of insuring the Asset or related Aircraft;

(c)	any party may disclose any relevant term to any of its affiliates;

(d)	any party may make any disclosure required by generally accepted accounting principles, by applicable Law or by any order of a court or other Governmental Entity;

(e)	any party may make any disclosure to its investors or prospective investors;

(f)	any party may make any disclosure required in connection with any legal proceedings arising out of or relating to the transactions contemplated by this Agreement;

(g)	any party may make any disclosure to its professional advisors in connection with the negotiation and/or administration of this Agreement; or

(h)	any party may make any disclosure to the extent such information is publicly available through no fault of the party making the disclosure,

in every case, provided that (i) the disclosing party shall inform such persons of the confidential nature of such documents and/or information; and (ii) the disclosing party shall, with respect to private parties, procure that any such persons undertake to maintain the confidentiality of any such documents and/or information disclosed in accordance with the terms of this Clause 8.14 (Confidentiality).

9    LAW AND JURISDICTION

9.1    GOVERNING LAW

THIS AGREEMENT, AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IIN CONNECTION WITH THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.2    Dispute Resolution

The parties hereto hereby agree that the courts of the State of New York or Federal court in the Southern District of New York, in either case, located in the Borough of Manhattan ("New York Courts") are to have jurisdiction to settle any disputes arising out of or relating to this Agreement or any other Transaction Document (unless expressly stated otherwise in any such Transaction Document) and any noncontractual obligations arising out of or in connection with this Agreement or any other Transaction Document. For such purposes each party hereby submits itself and its assets to the exclusive jurisdiction of the New York Courts in relation to such disputes. The parties further agree that the prevailing party in such action shall be entitled to an award of reasonable attorney fees and costs.

9.3	Waivers

Each of Buyer, Buyer Guarantor, Seller and Seller Guarantor:

(a)
waives to the fullest extent permitted by law any objection which it may now or hereafter have to the courts referred to in Clause 9.2 (Dispute Resolution) on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement or any other Transaction Document; and

(b)
agrees that a judgment or order of any court referred to in Clause 9.2 (Dispute Resolution) in connection with this Agreement or any other Transaction Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

(c)	IIIIRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IIN ANY ACTION TO ENFORCE OR DEFEND ANY DISPUTE OR ANY OTHER MATTER ARISING FROM OR RELATED TO THIS AGREEMENT AND/OR THE OTHER TRANSACTION DOCUMENTS.

9.4	No Immunity

Each of Seller, Seller Guarantor, Buyer and Buyer Guarantor irrevocably and unconditionally:

(a)
agrees that if any other party brings legal proceeding against it or its assets in relation to this Agreement or any other Transaction Document, no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(b)	waives any such right of immunity which it or its assets now has or may in the future acquire; and

(c)
consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

10	BROKERS AND OTHER THIRD PARTIES

10.1	No Brokers

Each party hereto represents and warrants to the other parties hereto that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person (other than fees payable by each party to its legal advisers, tax advisers or other professional consultants).

10.2	Indemnity

Each party hereto agrees to indemnify and hold the other parties hereto harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or any Transaction Documents or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Clause 10.1 (No Brokers).

[SIGNATURE PAGE FOLLOWS}

IN WITNESS whereof this Agreement has been signed on the day and year first above written.

Sapphire Leasing I (AOE 5) Limited
as Seller

By: /s/ William Brennan
Name: William Brennan
Title: Director

Sapphire Leasing I (AOE 5) Limited
as Seller Guarantor

By: /s/ William Brennan
Name: William Brennan
Title: Director

Wilmington Trust SP Services (Dublin)
Limited, not in its individual capacity, but solely as
Owner trustee, as Buyer

By:
Name:
Title:

Contrail Aviation Support, LLC
as Buyer Guarantor

By:
Name:
Title:

Signature Page·

Aircraft Asset Sale and Purchase Agreement
MSN 29922

IN WITNESS whereof this Agreement has been signed on the day and year first above written.

Sapphire Leasing I (AOE 5) Limited
as Seller

By:
Name:
Title:

Sapphire Finance I Holding Designated Activity Company
as Seller Guarantor

By:
Name:
Title:

Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee, as Buyer.

By: /s/ Claudio Borza
Name: Claudio Borza
Title: Director

Contrail Aviation Support, LLC
as Buyer Guarantor

By: /s/ Joseph G. Kuhn
Name: Joseph G. Kuhn
Title: CEO

Signature Page·
Aircraft Asset Sale and Purchase Agreement
MSN 29922

SCHEDULE 1 Aircraft and Sale/Purchase Details

SCHEDULE 1
AIRCRAFT AND SALE/PURCHASE DETAILS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Seller	Aircraft Type	Aircraft MSN	Engine Type	Engine MSNs	Base Purchase Price	Buyer
Sapphire	Boeing	29922	CFM56-7B24	890420	US$[ ]	Wilmington Trust
Leasing I	737-800					SP Services
(AOE 5)				890421		(Dublin) Limited,
Limited						as owner trustee

SCHEDULE 2 Lease Documents

SCHEDULE 2 LEASE DOCUMENTS

Asset	Aircraft List of Lease Documents No. MSN

1	29922 1. Aircraft Lease Agreement dated as of January 28, 2008 between CIT Capital Aviation (UK) Limited, as lessor, and MIAT Mongolian Airlines, as lessee

2.	Acceptance Certificate dated April 21, 2008 by MIAT Mongolian Airlines, as lessee

3.	Side Letter to Acceptance Certificate (MSN 29922) dated 22 April 2008 signed by MIAT Mongolian Airlines

4.	Lease Supplement (MSN 29922) dated as of April 21, 2008 between CIT Capital Aviation (UK) Limited, as lessor, and MIAT Mongolian Airlines, as lessee

5. Aircraft Lease Amendment Agreement dated December 22, 2014 between CIT Capital Aviation (UK) Limited, as lessor, and MIAT Mongolian Airlines, as lessee

6. Novation and Amendment Agreement dated July 26, 2018 among CIT Capital Aviation (UK) Limited, as existing lessor, Sapphire Aviation Finance 1(UK) Limited, as new lessor, and MIAT Mongolian Airlines, as lessee

7. Effective Time Notice dated July 30, 2018 among CIT Capital Aviation (UK) Limited, as existing lessor, Sapphire Aviation Finance 1 (UK) Limited, as new lessor, and MIAT Mongolian Airlines, as lessee

8.	Second Aircraft Lease Amendment Agreement dated November 29, 2018 between Sapphire Aviation Finance I (UK) Limited, as lessor, and MIAT Mongolian Airlines, as lessee.

9.
Third Aircraft Lease Amendment Agreement to be entered into between Sapphire Aviation Finance I (UK) Limited, as lessor, and MIAT Mongolian Airlines, as lessee, in substantially the form at Schedule 8.

#67002882 v2

SCHEDULE 3 Definitions

SCHEDULE 3 DEFINITIONS

"Acceptance Certificate" means, an acceptance certificate substantially in the form of Schedule 7 hereto, duly completed and executed by Buyer.

"Additional Insured" means, with respect to the Asset, each person named as an "Indemnitee" under the Lease immediately prior to Delivery of the Asset.

"Aircraft" means the aircraft described in Schedule 1 (Aircraft and Sale/Purchase Details) (which term includes, where the context admits, a separate reference to all relevant Engines, Parts and Aircraft Documents).

"Aircraft Documents", with respect to the Aircraft, has the meaning given to such term in the Lease.

"Asset" means the Aircraft.

"Aviation Authority" means the Irish Aviation Authority.

"Base Purchase Price" is defined in Clause 5.1.1 (‘Amount').

"Bill of Sale" means a bill of sale substantially in the form of Schedule 6 hereto, duly completed and executed by the Seller.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Dublin and New York.

"Buyer" has the meaning set out in the Recitals hereto.

"Buyer Conditions Precedent" means the conditions set out in Schedule 4, Part 2 (Buyer Conditions Precedent)

"Buyer Guarantee" means one or more guarantees of all of Buyer's obligations under, inter alia, this Agreement and the Transfer Agreement, issued by the Buyer Guarantor in favour of Seller.

"Buyer Guarantor" has the meaning set out in the Recitals hereto.

"Cape Town Convention" means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001, subject to any declarations of a contracting state.

"Commitment Fee" means an amount of equal to [ ]% of the Base Purchase Price in respect of the Asset.

"Delivery" means the transfer of title to the Asset by Seller to Buyer hereunder as provided in Clause 6.1(Delivery).

"Delivery Date" means the date, being a Business Day, on which Delivery in respect of the Asset occurs.

"Delivery Location" means such location as agreed between the Seller and Buyer (each acting reasonably) prior to the Delivery Date for the Asset.

SCHEDULE 3 Definitions

"Economic Closing Date" means 1 May 2019.

"Engine Manufacturer" means CFM International, Inc.

"Engines" means the engines with the make, model and serial numbers specified in Schedule 1(Aircraft and Sale/Purchase Details), together with all equipment and accessories belonging to, installed in, or appurtenant to, such engines.

"Escrow Agent" means Bank of Utah.

"Escrow Agreement" means an agreement between Escrow Agent, Seller, and Buyer in form and substance reasonably acceptable to each of them, to facilitate the payment of the Net Purchase Price for the Asset and the release of the related Transaction Documents.

"Event of Default" has the meaning given to it in the Lease.

"Excluded Property" means, (i) any amounts received by or payable to Lessor from Lessee as Rent under the Lease Documents that becomes due and payable at any time prior to the Economic Closing Date, (ii) any amounts (other than Rent) received by or payable to Lessor from the Lessee under the Lease Documents that becomes due and payable at any time prior to the Delivery; and (iii) any rights of the Seller and its affiliates to indemnification or liability insurance under the Lease Documents.

"Final Delivery Date" means, October 31, 2019 or such later date as may be agreed between Buyer and Seller.

"Government Entity" means:

(i)	any national government, political subdivision thereof, or local jurisdiction therein;

(ii)	any instrumentality, board, commission, court, or agency of any of the above, however constituted; and

(iii)	any association, organisation or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.

"Inspection Completion Date" means the date of the execution of this Agreement.

"International Registry" means the registry established pursuant to the Cape Town Convention.

"Law" includes (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Government Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

"Lease" means that certain Aircraft Lease Agreement dated as of January 28, 2008 between CIT Capital Aviation (UK) Limited, as lessor, and MIAT Mongolian Airlines, as lessee, as amended and modified pursuant to each of the related Lease Documents specified in Schedule 2 (Lease Documents).

"Lease Documents" means, the documents listed in Schedule 2 (Lease Documents) and such other documents as Buyer and Seller agree in writing shall constitute a "Lease Document".

"Lessee" means MIAT Mongolian Airlines.

SCHEDULE 3 Definitions

"Lessor" means Sapphire Aviation Finance 1 (UK) Limited.

"LOI Amount" means an amount of equal to [ ]% of the Base Purchase Price of the Asset.

"Losses" means losses, liabilities, claims, proceedings, penalties, judgments, damages, costs and expenses.

"Maintenance Reserve Claim" has the same meaning as given to such term in the Lease.

"Maintenance Reserves" means the "Maintenance Reserves" as defined therein, which Lessor is holding in cash at any time of determination and which are not subject to any claim for reimbursement to the Lessee.

"Manufacturer" means The Boeing Company.

"Net Purchase Price" has the meaning given to such term in Clause 5.9.1.

"Netting Letter" means the letter contemplated by Clause 5.9.1.

"Novation Agreement" means that certain novation and amendment agreement among the Seller, Lessee and Buyer which identifies Buyer as the new owner, addresses insurance and other appropriate matters.

"Part" means, whether or not installed on the Aircraft, any component, furnishing or equipment (other than a complete Engine) furnished with such Aircraft on the Delivery Date.

"Permitted Liens" means (a) any Security Interest created by or resulting from debts, liabilities or actions of Buyer, Buyer Guarantor, or their respective subsidiaries and/or affiliates,
(b) the Lease Documents and the rights conferred by the Lease Documents, and (c) Security Interests which Lessee is permitted under the Lease to allow to subsist or which Lessee has allowed to arise but which it is obliged to discharge and indemnify the Lessor for under such Lease (but excluding any Security Interest created by or attributable to debts, liabilities or actions of any Seller, Lessor or any of their respective subsidiaries or affiliates, and any Security Interest of which Seller has actual knowledge which has not been previously disclosed to Buyer in writing).

"Person" means any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organisation, association, Government Entity, or organisation or association of which any of the above is a member or a participant.

"Prepaid Rent" means, the amount of any Rent which has been paid by the Lessee pursuant to the Lease and which is attributable to the period after the Delivery Date.

"Purchase Price" means the Base Purchase Price for the Asset as adjusted in accordance with Clause 5.1.2.

"Rent" has the meaning given to it in the Lease.

"Security Deposit" means the amount in cash held by the Lessor in respect of the "Security Deposit", as defined in the Lease, paid by Lessee under the Lease and not applied by Lessor.

"Security Interest" means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, right of set-off or any other agreement or arrangement having the effect of conferring security.

"Seller" has the meaning set out in the Recitals hereto.

SCHEDULE 3 Definitions

"Seller Conditions Precedent" means, for each Aircraft, the conditions specified in Schedule 4, Part 1(Seller Conditions Precedent).

"Seller Guarantee" means one or more guarantees of all of the Seller's obligations under, inter alia, this Agreement and the Transfer Agreement, issued by the Seller Guarantor in favour of the Buyer.

"Seller Guarantor" has the meaning set out in the Recitals hereto.

"Sun Country SPA" means that certain aircraft asset sale and purchase agreement among Sapphire Finance I Holding Designated Activity Company as seller, Contrail Aviation Leasing, LLC, as the buyer of the beneficial interest in the trust that owns MSN 30241, and Contrail Aviation Support, LLC as Buyer Guarantor, relating to the sale and purchase of the beneficial interest in the trust holding title to one (1) Boeing B737-700 aircraft with manufacturer's serial number 30241.

"Target Transfer Date" means five (5) weeks from the date of this Agreement.

"Taxes" means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including without limitation any VAT or similar tax and any stamp, documentary, registration or similar tax) imposed, levied, collected, withheld or assessed by any national or regional taxing or fiscal authority or agency or other Government Entity, together with any penalties, fines, surcharges and interest thereon and any additions thereto.

"Total Loss" has the meaning given to the term "Event of Loss" in the Lease.

"Transaction Documents" means this Agreement, the Buyer Guarantee, the Seller Guarantee, the Transfer Agreement, the Bill of Sale, the Acceptance Certificate, the Netting Letter, the Escrow Agreement, and any agreement amending or supplementing any of the foregoing documents and any agreement or document agreed by Seller and Buyer as being a Transaction Document and relating to the Asset.

"Transfer Agreement" means the Novation Agreement.

"Transfer Tax" has the meaning given to such term in Clause 5.6.1.

"US$", "$" and "Dollars" means the lawful currency of the United States of America, and (in relation to all payments in Dollars to be made under this Agreement) same day funds; and

"VAT" means value added tax and any goods and services, sales, consumption or turnover tax, imposition or levy of a like nature.

SCHEDULE 4 Conditions Precedent

SCHEDULE 4
CONDITIONS PRECEDENT
Part 1
Seller Conditions Precedent

1
The Seller in respect of its Asset shall have received or shall have confirmed that the same is held in trust by the Escrow Agent, each of the following documents and evidence on or prior to the Delivery Date:

(a)
an officer's certificate from Buyer certifying attached copies of the following as true and correct: (i) a certified copy of the Articles of Organization of Buyer; (ii) the resolutions of the directors of Buyer; (iii) if applicable, a power of attorney from Buyer in relation to the execution of this Agreement and the other Transaction Documents relating to such Aircraft; and (iv) specimen signatures of the authorised signatories of Buyer;

(b)	executed copies of each Transaction Document relating to such Asset (other than the Bill of Sale) duly executed by the parties thereto (other than the Seller);

(c)	all conditions precedent specified in the Transfer Agreement have been fulfilled or waived to the satisfaction of the Lessor;

(d)	evidence that Buyer and Buyer Guarantor will, on the Delivery Date, satisfy the requirements of the Lease Documents governing the identity of a transferee or assignee of the Asset; and

(e)	an insurance certificate in accordance with this Agreement and the Lease in form reasonably satisfactory to Seller.

2	The Seller shall have confirmed receipt of the Purchase Price in respect of the Asset in accordance with the provisions of this Agreement.

3	The Seller shall be satisfied that the Delivery Location, and the arrangements described in Clause 6 ( Delivery ) in respect of the Asset, do not give rise to any costs, unless agreed by Seller.

4
The representations given by Buyer, Buyer Guarantor and the Lessor in the Transaction Documents relating to the Asset being, in each case, true and accurate on the Delivery Date and as at Delivery of the Asset.

5
Evidence that all governmental and other licences, approvals, certificates, exemptions, consents, registrations and filings necessary in any relevant jurisdiction for any matter contemplated by the Transaction Documents, and any notices or other documents to be given pursuant thereto, and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect.

6
Buyer, Buyer Guarantor or Lessor, as the case may be, is not in default of any of its respective obligations under this Agreement, any other Transaction Document or any other agreement between, inter alios, (a) Seller and/or Seller Guarantor and (b) Buyer and/or Buyer Guarantor in relation to the sale and purchase of the Asset (or any interest related thereto).

7
No change having occurred after the date of this Agreement in any applicable Law which would make it illegal for Seller or the Lessor to perform any of its obligations under any Transaction Documents to which it is a party (and any other documents

SCHEDULE 4 Conditions Precedent

or agreements to be entered into pursuant thereto); provided that if any such change has occurred the parties hereto shall use all reasonable co-operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality.

Part 2
Buyer Conditions Precedent

1	Buyer shall have received or shall have confirmed that the same is held in trust by the Escrow Agent, each of the following documents and evidence on or prior to the Delivery Date:

(a)
an officer's certificate from the Seller certifying attached copies of the following as true and correct: (i) a certified copy of its certificate of incorporation and up-to-date constitution; (ii) the resolutions of its board of directors; (iii) if applicable, a power of attorney from it in relation to the execution of this Agreement and the other Transaction Documents relating to such Aircraft; and (iv) specimen signatures of its authorised signatories;

(b)	a signed original of each of the Lease Documents (and if signed originals are not in the Seller's possession, a certified true copy of those Lease Documents so affected);

(c)	copies of each Transaction Document relating to the Aircraft duly executed by the parties thereto (other than Buyer);

(d)
evidence that all conditions precedent specified in the Transfer Agreement (other than those conditions precedent expressed to be solely for the benefit of Seller) have been fulfilled or waived to the reasonable satisfaction of Buyer;

(e)
originals of each bill of sale in each Seller's possession in respect of the Aircraft which has been executed and delivered in respect of previous title transfers of such Aircraft since it was delivered by Manufacturer (and if signed originals are not in the Seller's possession, a certified copy of each bill of sale so affected); and

(f)
evidence that there are no International Interests registered at the International Registry in relation to the Aircraft other than those registered in favour of the Seller and/or its financiers and shown on a priority search certificate time stamped at or immediately prior to Delivery (obtained by Buyer at Buyer's expense), which are to be released pursuant to Clause 8.10 (Registrations, Filings and the Cape Town Convention);

(g)
a bring down certificate from the Seller dated on the Delivery Date representing and warranting that, (i) the Lessee has not notified Lessor of any unsatisfied Maintenance Reserve Claims, and (ii) the Lessee has not submitted any outstanding work scope for, or estimated cost associated with, a Reimbursable Event to the Lessor; and

2	A Transfer Agreement for the Asset in form and substance satisfying the requirements of Clause 7.3.2 duly executed by the parties thereto.

3	The representations given by Seller and, if applicable, Lessor in the Transaction Documents relating to the Aircraft being, in each case, true and accurate on the Delivery Date of the Asset.

4	Neither the Seller nor Lessor is in default of any of its respective obligations under this Agreement, any other Transaction Document or any other agreement with, inter

SCHEDULE 4 Conditions Precedent

alios, (a) Seller or/and Seller Guarantor (b) Buyer or/and Buyer Guarantor in relation to the sale and purchase of the Asset (or any interest related thereto).

5
No change having occurred after the date of this Agreement in any applicable Law which would make it illegal for Buyer or any Lessor to perform any of its obligations under any Transaction Documents to which it is a party (and any other documents or agreements to be entered into pursuant thereto); provided that if any such change has occurred the parties hereto shall use all reasonable co-operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality.

6	Buyer shall be satisfied that the Delivery Location, and the arrangements described in Clause 6 (Delivery), do not give rise to any costs, unless agreed by Buyer.

7	Neither the Aircraft nor any Engine relating to the Aircraft shall have suffered a Total Loss or Material Damage.

8	Confirmation from Seller that any existing financing in respect of the Aircraft has been repaid in full and all related security released and discharged.

SCHEDULE S Representations and Warranties

SCHEDULE 5 REPRESENTATIONS AND WARRANTI ES
Part 1
Seller's Representations and Warranties

1	General Representations and Warranties:

(a)	The Seller represents and warrants to Buyer that the following statements are now, and on the Delivery Date will be, true and accurate:

(i)
it is incorporated and duly exists under the laws of its jurisdiction of incorporation and has the power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party;

(ii)	the execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorised by all necessary corporate action on the part of the such Seller;

(iii)
the Transaction Documents to which it is a party constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as limited by general principles of equity and any relevant bankruptcy, insolvency, administration, examinership or similar laws affecting creditors' rights generally;

(iv)
each consent required by the Seller to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents to which it is a party has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith; and

(v)
the execution, delivery and performance by the Seller of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under, any agreement or document to which it is a party or by which it or any of its property or assets may be bound, (ii) contravene or conflict with the provisions of its constitutive documents, or (iii) conflict with any applicable law, regulation, order or decree in its jurisdiction of formation.

2	The Aircraft and the Lease:

(a)	The Seller further represents and warrants to Buyer on the Delivery Date as follows:

(i)	it will at Delivery have good marketable title in and to the Asset, free and clear of all Security Interests other than the Lease and any Permitted Liens;

(ii)
the transfer of the Asset by it is not avoidable or otherwise subject to rescission by reason of any claim of any other person (including any prior transferor thereof or any person acting on behalf of or claiming through any such transferor);

(iii)
to its knowledge, there are no litigation, arbitration or legal, governmental or administrative proceedings, claims or actions pending or threatened in respect of the Asset or the Lease (whether asserted or commenced by Lessee or any other person);

SCHEDULE 5 Representations and Warranties

(iv)	to its knowledge, the information provided by it to Buyer prior to Delivery of such Asset as to the identities of all predecessors in title (if any) to such Aircraft is complete and accurate;

(v)
the Lease Documents provided or to be provided to Buyer are true, correct and complete (originals or copies, as applicable) of such Lease Documents and constitute the entire agreement between the Lessor and Lessee with respect to the Aircraft immediately prior to Delivery which will continue to have effect following the Delivery Date with respect to the Aircraft (which excludes, for the avoidance of doubt, any agreement or document which is released or terminated simultaneously with the Delivery of the Asset) and other than documented in the Lease Documents or as contemplated by the Transfer Agreement, there have been no other amendments or modifications entered into with respect to the Lease Documents that will continue to have effect following the Delivery Date which have not been disclosed;

(vi)	the Lessee has not prepaid any Rent other than under and in accordance with the terms of the Lease;

(vii)	to its knowledge, the Lessor is not in default in respect of any of its obligations to Lessee under the Lease Documents; and

(viii)	to its knowledge, Lessee is not in default in respect of any of its obligations under the Lease Documents.

3    Maintenance Reserve Claims

The Seller represents and warrants to Buyer that the following statements are now true and accurate:

(a)
The Seller represents and warrants that the Lessee has not notified Lessor of any unsatisfied Maintenance Reserve Claims, and Lessee has not submitted any outstanding work scope for, or estimated cost associated with, a Reimbursable Event to Lessor; and

(b)	The Seller represents that it has not waived or deferred any of its rights under the Lease with respect to Maintenance Reserve Claims.

Part 2
Buyer's Representations and Warranties

1	Buyer represents and warrants to Seller that the following statements are now, and on the Delivery Date will be, true and accurate:

(a)	it is incorporated under the laws of Ireland and it has the power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party;

(b)	the execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorised by all necessary action on the part of it;

(c)	the Transaction Documents to which Buyer is a party constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as limited by

SCHEDULE S Representations and Warranties

general principles of equity and any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally;

(d)
each consent required by Buyer to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents relating to the Asset to which it is a party has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith;

(e)
the execution, delivery and performance by Buyer of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under, any agreement or document to which it is a party or by which it or any of its property or assets may be bound, (ii) contravene or conflict with the provisions of its constitutive documents or (iii) conflict with any applicable law, regulation, order or decree in Ireland;

(f)	as of the Delivery Date, Buyer Guarantor has a tangible net worth of at least $[ ]; and

(g)
it is not aware of any litigation, arbitration or legal, governmental or administrative proceeding or claim that is pending or threatened (i) against itself for its bankruptcy, liquidation or insolvency which have been commenced and which are continuing under and in accordance with the applicable law of its jurisdiction of incorporation, (ii) which could, individually or collectively, materially adversely affect the ability of Buyer to observe or perform its obligations under the Transaction Documents or (iii) which could challenge the legality, validity or enforceability of the Transaction Documents, and/or the transactions contemplated thereby.

SCHEDULE 6 Bill of Sale

BILL OF SALE (29922)

KNOW ALL MEN BY THESE PRESENTS that SAPPHIRE LEASING I (AOE 5)
LIMITED, ("Seller"), in consideration of value received, the receipt of which is hereby acknowledged, does hereby grant, sell, transfer and deliver to WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, not in its individual capacity, but solely as owner trustee ("Buyer"), all of its right, title and interest in and to the following (collectively, the "Equipment"):

(a)one Boeing 737-800 aircraft bearing manufacturer's serial number 29922, together with two (2) CFM International, Inc. model CFM56-7B24 (described on the International Registry as a CFM model CFM56-7B) aircraft engines bearing manufacturer's serial numbers 890420 and 890421 (the "Aircraft"); and

(b)all Parts and all equipment, accessories and parts belonging to, installed in or appurtenant to the Aircraft, together with the Aircraft Documents, in each case only to the extent that title thereto is vested in Seller;

TO HAVE AND TO HOLD said Equipment unto Purchaser forever.

Seller hereby warrants to Buyer that it is the owner of full, legal and beneficial title to the Equipment, that there is hereby conveyed to Buyer, on the date hereof, good and marketable title to, and all of Seller's right, title and interest in and to, the Equipment, with full title guarantee and free and clear of all Security Interests other than the Lease and any Permitted Liens.

This Bill of Sale is made and delivered pursuant to the provisions of that certain Aircraft Asset Sale and Purchase Agreement dated as of October 31, 2019 between Seller and Buyer among others (the "Sale Agreement"). The Delivery Location is Chinggis Khaan International Airport, Ulaanbaatar, Mongolia

and the time of delivery of this Bill of Sale is 12.39 GMT Time on this 31st day of October ,

2019 (the "Delivery Date"). The terms "Lease", "Delivery Location", "Aircraft Documents", "Parts", "Permitted Liens" and "Security Interests" shall have the same meanings in this Bill of Sale as in the Sale Agreement.

Except as otherwise expressly provided in the Sale Agreement and this Bill of Sale, the Equipment is sold as-is and where-is.

This Bill of Sale and any non-contractual matters arising out of or in connection with this Bill of Sale are governed by and shall be construed in accordance with the laws of the State of New York without regard to principles of conflict of law (other than Section 5-1401 of the General Obligations Law of New York).

[REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS]

IN WITNESS WHREOF, Seller has caused this Bill of Sale to be duly executed and delivered on the Delivery Date set forth above.

SAPPHIRE LEASING I (AOE 5) LIMITED

By:     /s/ William Brennan
Name:     William Brennan
Title:     Director

-Signature Page-
Bill of Sale
MSN 29922

SCHEDULE 7 Acceptance Certificate

ACCEPTANCE CERTIFICATE

relating to one (1) Boeing 737-800 aircraft bearing manufacture's serial number 29922, together with two (2) CFM International, Inc. model CFM56-7B24 aircraft engines, bearing manufacturer's serial numbers 890420 and 890421 (collectively, the "Aircraft")

Date: October 31, 2019

WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, not in its individual capacity, but solely as owner trustee (the "Buyer") hereby certifies that pursuant to the Aircraft Asset Sale and Purchase Agreement dated as of August 2, 2019 (the "Sale Agreement"), between SAPPHIRE LEASING I (AOE
5) LIMITED (the "Seller") and the Buyer among others:

(a)
the Buyer has irrevocably accepted delivery of the Aircraft at 12.39 GMT Time on the date of this Acceptance Certificate, while the Aircraft was located at Chinggis Khaan International Airport, Ulaanbaatar, Mongolia;

(b)	the Buyer confirms that the Aircraft and the Aircraft Documents are satisfactory to the Buyer; and

(c)	the Buyer acknowledges that it accepts the Aircraft subject to each and every disclaimer in Clause
7.1 of the Sale Agreement.

This Acceptance Certificate and any non-contractual matters arising out of or in connection with this Acceptance Certificate are governed by and shall be construed in accordance with the laws of the State of New York.

[REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Buyer has executed this Acceptance Certificate as of the date first set forth above.

WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, not in its individual capacity, but solely as owner trustee

By:    /s/ Joanna Taylor
Name:    Joanna Taylor
Title:    Director

18165112v1